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                        EXECUTIVE COMPENSATION AGREEMENT

        AGREEMENT, made as of May 8, 1998 by and between Metricom, Inc., a Delaware corporation having its principal place of business at 980 University Avenue, Los Gatos, California 95030 (the "Company"), and Timothy A. Dreisbach (the "Executive").

        WHEREAS, the Company desires to retain the Executive as its President and Chief Executive Officer to advance the business and interests of the Company on the terms and conditions set forth herein; and

        WHEREAS, the Executive desires to provide his services to the Company in such capacities, on and subject to the terms and conditions hereof; and

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1. Employment. Subject to all of the terms and conditions hereof, the Company does hereby employ the Executive, effective as of May 8, 1998 (the "Effective Date") as its President and Chief Executive Officer, and the Executive does hereby accept such employment. The term of employment contemplated hereby shall commence on the Effective Date and shall continue until terminated by the Company or the Executive pursuant to the terms hereof. The Company and the Executive acknowledge and agree that no fixed term of employment is created hereby.

        2. Duties of Executive. The Executive shall, during the term of employment hereunder, perform the leadership, executive and administrative duties and functions of the President and Chief Executive Officer of the Company, as such duties and functions are defined by the Board of Directors of the Company from time to time. The Executive shall report to the Board of Directors of the Company. The Company agrees to cause the Executive to be elected as a Class III director of the Company at the next meeting of the Board of Directors of the Company and agrees to use its best efforts to cause the Executive to be elected as a Class III director at the next annual meeting of stockholders of the Company. The Executive agrees to devote substantially all of his business time and effort to the business and affairs of the Company (and, if requested by the Board of Directors, any subsidiary or affiliate of the Company) and to perform his duties faithfully, diligently and competently, and to use his best efforts to promote the profit, benefit and advantage of the Company and, if applicable, any subsidiaries or affiliates of the Company. The Executive agrees to accept the payments to be made to him under this Agreement, and the stock options and stock to be issued to him under this Agreement, as full and complete compensation for the services required to be performed by, and the covenants of, the Executive under this Agreement.

        3.     COMPENSATION.

        3.1 Base Compensation. Until May 1, 1999, the Company agrees to pay the Executive an annual base salary at the rate of $240,000 per annum (the "Base Compensation") payable in substantially equal installments semi-monthly or in such other manner as the



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Company may generally pay its employees and subject to required withholdings and normal payroll deductions. The Company agrees to review and set the Base Compensation of the Executive on an annual basis for periods after May 1, 1999.


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        3.2 Benefits. The Executive shall be entitled to participate in any health insurance, accident insurance, hospitalization insurance, life insurance, dental insurance, vision insurance, 401(k), ESPP, or any other similar plan or benefit afforded by the Company to its senior executives generally, if and to the extent that the Executive is eligible to participate in accordance with the provisions of any such insurance, plan or benefit generally. The Company shall reimburse the Executive for up to $2,500 of legal fees and expenses in connection with the negotiation of this Agreement.

        3.3 Vacation. The Executive shall be entitled to the same number of weeks of paid vacation per year as are provided to other senior executives of the Company, such vacations to be taken at times mutually agreeable to the Executive and the Company.

        4.     BONUS.

        4.1 Annual Bonus. In order to provide performance-based incentive compensation to the Executive, the Company hereby agrees to pay the Executive, in addition to the Base Compensation, a bonus payable in shares of the Company's Common Stock on or about May 1, 1999, provided that the Performance Goals, as defined below, have been met in the reasonable discretion of the Board of Directors (or a subcommittee thereof), and, subject to Section 5.2, provided the Executive is employed by the Company on May 1, 1999. The "Performance Goals" are certain objectives specified by the Board of Directors after consultation with the Executive, and may consist of financial, business, strategic or other criteria. The Company will endeavor to specify the Performance Goals and the method of allocating the bonus amount among the respective Performance Goals by June 30, 1998. Future bonus arrangements, if any, will be established by the Board of Directors or a committee thereof, in its sole discretion.

        4.2 1998 Minimum Bonus Amount. If the Executive is employed by the Company on May 1, 1999, the Company agrees to pay the Executive a bonus of not less than 6,000 shares of Common Stock (subject to adjustment for any stock splits, stock dividends or recapitalizations after the date hereof).

        4.3 1998 Bonus Calculation. If Executive achieves 100% of the Performance Goals, he will be entitled to receive 12,000 shares of Common Stock. If Executive achieves less than 75% of the Performance Goals, only the minimum bonus shall be payable. If Executive achieves more than 100% of the Performance Goals, he will be entitled to receive additional shares of Common Stock as determined under a plan established by the Board of Directors or a committee thereof. The actual number of shares to be issued for achievement of between 75% and 100% of the Performance Goals will be prorated based on the actual percentage of the Performance Goals achieved.

        5.     CHANGE OF CONTROL AND SEVERANCE ARRANGEMENT.

        5.1 Option Vesting in Event of Change of Control. In the event that this Agreement or the Executive's employment hereunder shall terminate voluntarily for Good Reason by the Executive or by the Company without Cause (as defined below), within ninety (90) days prior to or one hundred eighty (180) days after the occurrence of a Change of Control (as defined below)

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all unvested options granted pursuant to the stock option agreements referred to in Section 6 of this Agreement shall vest immediately in accordance with the provisions of Section 6.1. For purposes hereof a "Change of Control" shall be deemed to have occurred if and only if (a) an entity, or one or more entities acting as a "Group" within the meaning of Section 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Vulcan Ventures, Incorporated ("Vulcan"), shall have the then-effective right to vote, or the then-effective right to control the vote, of in excess of 50% of the voting power of the Company or (b) Vulcan shall have the then effective right to vote, or the effective right to control the vote of in excess of either (X) 80% of the voting power of the Company or (Y) 50% of the voting power of the Company if the Company is no longer required to file reports under Section 13 of the Exchange Act.

        Executive's voluntary termination of employment with the Company shall be deemed for "Good Reason" if it occurs within one hundred eighty (180) days of any of the following without Executive's express written consent: (i) the assignment to Executive of duties substantially inconsistent with, or a substantial alteration in the nature or status of, Executive's responsibilities immediately prior to a Change in Control of the Company; (ii) a reduction in the Executive's salary or bonus compensation as in effect on the date of a Change in Control of the Company or as in effect thereafter if such compensation has been increased, except as a result of a percentage reduction in the compensation of all executives of the Company; (iii) any failure by the Company to continue in effect without substantial change any material compensation, incentive, welfare or benefit plan or arrangement in which Executive is participating at the time of a Change in Control of the Company (or any other plans providing Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce Executive's benefits under any such Benefit Plan at the time of a Change in Control of the Company; unless an equitable substitute arrangement (embodied in an ongoing substitute or alternative Benefit Plan) has been made for the benefit of Executive with respect to the Benefit Plan in question; (iv) termination of the Company's requirement to file reports under the Securities Exchange Act of 1934, as amended; (v) relocation to any place more than 50 miles from the present home of Executive, except for required travel by Executive on the Company's business to an extent substantially consistent with Executive's business travel obligations at the time of a Change in Control of the Company; (vi) any material breach by the Company of this Agreement.

        5.2 Severance Pay. In the event that the Company at any time terminates the employment of the Executive other than for Cause, or if the Executive voluntarily terminates his employment for Good Reason within ninety (90) days prior to or one hundred eighty (180) days after a Change of Control, the Company shall, notwithstanding such termination, in consideration of all of the undertakings and covenants of the Executive contained herein, continue to pay to the Executive the Base Compensation and the health benefits enjoyed by the Executive on the date of termination for a period of twelve (12) months from the date of such termination. In addition, if such termination occurs within one hundred eighty (180) days of the Effective Date, (a) the Company shall pay to the Executive, 50% of the bonus described in Section 4.2 that would have been payable for 1998 and (b) 137,500 shares of the stock options granted to the Executive shall become vested (unless such termination is in connection with a Change of Control, in which event all stock options would become vested). If such termination occurs within the period of one hundred eighty one (181) days through three hundred sixty five (365) days from the

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Effective Date, (a) no bonus shall be payable, and (b) a percentage of the stock options granted to the Executive shall become vested (unless such termination is in connection with a Change of Control, in which event all stock options would become vested) equal to 137,500 multiplied by a fraction, the numerator of which is the number of days Executive has been employed and the denominator of which is 365. The payment of the severance compensation provided herein shall be conditioned upon the Executive and the Company signing a customary mutual release of claims, provided that payment shall not be withheld once the Executive has executed the mutual release. No severance compensation shall be payable if the Company terminates Executive's Employment for Cause.

        For purposes hereof "Cause" shall mean: (a) the commission by the Executive of any felony; (b) the commission by the Executive of any misdemeanor involving theft, fraud, dishonesty or misrepresentation; (c) any misappropriation, embezzlement or conversion of the Company's or its affiliates' property by the Executive (whether or not constituting a felony or misdemeanor);
(d) continuing failure by the Executive to substantially perform the material duties or obligations of the Executive under this Agreement; (e) the material failure by the Executive to follow the reasonable policies or directives of the Board of Directors of the Company; (f) the engagement by the Executive in bad faith conduct or professionally inappropriate conduct which is materially detrimental to the Company or its business reputation; (g) the voluntary filing of a bankruptcy petition by the Executive or the adjudication of the Executive as a bankrupt; or (h) the adjudication of the Executive as insane or incompetent.

        6.     STOCK OPTIONS.

        6.1 Stock Options. The Company hereby agrees to issue to the Executive, effective as of the Effective Date, stock options (the "Stock Options") covering 550,000 shares of Common Stock of the Company some of which shall be granted under the Company's 1997 Equity Incentive Plan ( the "Plan") and some of which will be granted outside the Plan but will have the same terms and conditions as the options granted under the Plan. The Stock Options shall be incentive stock options to the maximum extent permitted under the Internal Revenue Code. The Stock Options will become exercisable to the extent of 25% of the shares subject to the option on the first anniversary of the Effective Date, and thereafter to the extent of 1/36th of the remaining shares subject to the option on the first day of each month for 36 months; provided, however, that the Stock Options, to the extent not already exercisable, shall become exercisable in their entirety in the event that (a) there occurs a Change of Control, or (b) the Company concludes a sale of substantially all of its assets other than in a transaction which is intended primarily to effect a corporate reorganization without material change in beneficial ownership of the material business of the Company. The Stock Options will be effective for a term of ten (10) years and may be exercised (to the extent exercisable) within ninety (90) days of a termination of employment if such termination is by the Executive voluntarily without Good Reason and within two (2) years of a termination of employment if such termination is by the Company without Cause or by the Executive voluntarily for Good Reason. The exercise price per share of the Stock Options will be 100% of the average of the high and low bid prices of the Common Stock of the Company on May 8, 1998. The Stock Options will be governed by the Plan and separate stock option agreements, consistent with the above terms, to be entered into by the Executive and the


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Company.

        6.2 Recapitalization Adjustment. If any subdivision or combination of shares of Common Stock of the Company or any stock dividend, capital reorganization, recapitalization, consolidation or merger in which the Company is the surviving corporation occurs after the grant of the Stock Options, the Board of Directors of the Company shall make such proportional adjustments as it determines appropriate in the number of shares of Common Stock subject to the Stock Options.

        7. CONFIDENTIALITY AGREEMENT. The Executive hereby agrees to execute, on the Effective Date, the Company's standard Confidential Information and Intellectual Property Non-Disclosure Agreement, in substantially the form attached hereto as EXHIBIT A.

        8. TERMINATION. Executive's employment is at will. Notwithstanding any provision of this Agreement to the contrary, the Executive's employment hereunder may be terminated at any time by the Company, whether or not for Cause, by written notice to the Executive. The Executive acknowledges that the possibility of termination of employment by the Company at any time with or without cause is an integral part of the economic bargain negotiated between the Company and the Executive, and has been considered by the Company and the Executive in structuring the economic relationship between the Executive and the Company. The Executive acknowledges that he has no "protected interest" or legally enforceable expectations of continued employment by the Company, or of employment by the Company for any particular period of time. Upon any termination by the Company the Executive shall have such rights as are specified herein, if any, to receive severance payments and to exercise otherwise exercisable but then-unexercised stock options. No termination of employment hereunder by the Company shall be deemed to relieve the Executive of his obligations with respect to confidentiality, non-solicitation and similar matters, as specified herein. The Executive may terminate his employment hereunder at any time by written notice to the Company; provided, however, that the Executive shall endeavor to provide such reasonable advance notice to the Company as may be practical under the circumstances. In the event of such termination by the Executive, the Executive shall nonetheless have such rights with respect to severance payments, if any, as are specified herein and such rights to exercise otherwise exercisable, but then-unexercised, stock options as provided herein.

        9.     GENERAL.

        9.1 Applicable Law. This document shall, in all respects, be governed by the laws of the State of California.

        9.2 Survival. The parties hereto agree that the covenants contained in
Section 7 hereof shall survive any termination of employment by the Executive and any termination of this agreement.

        9.3 Independent Representation. The Executive acknowledges that he has had the opportunity to seek independent counsel and tax advice in connection with the execution of this Agreement, and the Executive represents and warrants to the Company (a) that he has sought


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such counsel and advice as he has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby; and (b) that he has not relied on any representation of the Company as to tax matters or as to the consequences of the execution hereof.

        9.4 Notices. Any and all notices required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if delivered either personally, by facsimile transmission, same day delivery service, overnight delivery service, or if deposited in the United States Mail, certified or registered, postage prepaid, return receipt requested. In all instances, notice shall be sent to the parties at the following addresses:

               If to the Company:
               Metricom, Inc.
               980 University Avenue
               Los Gatos, CA 95030


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               If to the Executive:
               Timothy A. Dreisbach


        Any party may change its address for the purpose of receiving notices by a written notice given to the other party.

        9.5 Waiver. No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

        9.6 Successors and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. However, no party shall voluntarily assign any rights hereunder, or delegate any duties hereunder, except upon the prior written consent of the other.

        9.7 Specific Performance; Attorneys' Fees. It is agreed that the rights granted to the parties hereunder are of a special and unique kind and character and that, if there is a breach by any party of any material provision of this document, the other party would not have an adequate remedy at law. It is expressly agreed, therefore, that the rights of the parties hereunder may be enforced by an action for specific performance and other equitable relief. If legal proceedings are required to enforce this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees.

        9.8 Entire Agreement. This Agreement and the Stock Options referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety. This Agreement may not be modified, except by written instrument duly executed by each party.


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

METRICOM, INC.                            EXECUTIVE


By:                                        By:  /s/ Timothy A. Dreisbach
    -----------------------------             ------------------------------
         William D. Savoy                         Timothy A. Dreisbach



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